                                                       Exhibit 10.27.10


Execution Version



                     PLEDGE AND SECURITY AGREEMENT


                     dated as of December 10, 1997


                                 among


                          NRGG FUNDING INC.,
                             as a Pledgor


                           NRG MORRIS INC.,
                             as a Pledgor


                                  and


                       THE CHASE MANHATTAN BANK,
                          as Collateral Agent

                           TABLE OF CONTENTS

                                                                 Page


                               ARTICLE 1
               DEFINED TERMS; PRINCIPLES OF CONSTRUCTION

     Section 1.1    Defined Terms                                  2
     Section 1.2    Principles of Construction                     2

                               ARTICLE 2
                                PLEDGE

     Section 2.1    Pledged Collateral                             3
     Section 2.2    Pledgors' Rights                               4
     Section 2.3    Secured Parties Not Liable                     5
     Section 2.4    Attorney-in-Fact                               5
     Section 2.5    Collateral Agent May Perform                   6
     Section 2.6    Reasonable Care                                6
     Section 2.7    Security Interest Absolute                     6

                               ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS

     Section 3.1    Ownership of Pledged Collateral; Other
                     Financing Statements                          7
     Section 3.2    Due Incorporation; Qualification               7
     Section 3.3    Authority; Authorization, Execution
                     and Delivery; Enforceability                  7
     Section 3.4    Consents; Governmental Approvals               8
     Section 3.5    No Conflicts                                   8
     Section 3.6    Litigation                                     8
     Section 3.7    Necessary Filings                              8
     Section 3.8    Compliance with Laws                           9
     Section 3.9    No Defaults                                    9
     Section 3.10   Chief Executive Office                         9

                               ARTICLE 4
                       COVENANTS OF THE PLEDGORS

     Section 4.1    Transfer of Interests                          9
     Section 4.2    No Other Liens                                10
     Section 4.3    Maintenance of Existence                      10
     Section 4.4    Compliance with Laws; Governmental Approvals  10
     Section 4.5    Payment of Taxes                              10

     Section 4.6    Amendment of LLC Agreement                    11
     Section 4.7    Chief Executive Office                        11
     Section 4.8    Supplements; Further Assurances               11
     Section 4.9    Certificated Interests                        11
     Section 4.10   Records; Statements and Schedules             12
     Section 4.11   Improper Distributions                        12
     Section 4.12   Bankruptcy                                    12

                               ARTICLE 5
             EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

     Section 5.1    Remedies Generally                            12
     Section 5.2    Sale of Pledged Collateral                    12
     Section 5.3    Purchase of Pledged Collateral                13
     Section 5.4    Application of Proceeds                       14
     Section 5.5    Expenses                                      14

                               ARTICLE 6
                       MISCELLANEOUS PROVISIONS

     Section 6.1    Notices                                       14
     Section 6.2    Continuing Security Interest                  15
     Section 6.3    Release                                       15
     Section 6.4    Reinstatement                                 15
     Section 6.5    Independent Security                          15
     Section 6.6    Amendments                                    16
     Section 6.7    Successors and Assigns                        16
     Section 6.8    Third Party Beneficiaries                     16
     Section 6.9    Survival                                      16
     Section 6.10   No Waiver; Remedies Cumulative                16
     Section 6.11   Counterparts                                  16
     Section 6.12   Headings Descriptive                          17
     Section 6.13   Severability                                  17
     Section 6.14   Governing Law; Submission to Jurisdiction
                     and Venue; Waiver of Jury Trial              17
     Section 6.15   Entire Agreement                              18
     Section 6.16   Indemnity                                     18
     Section 6.17   Independent Obligations                       20
     Section 6.18   Waiver of Defenses                            20
Section 6.19   Subrogation, Etc.
21
     Section 6.20   Joint and Several Liability                   21
Section 6.21   Recourse Limited to Collateral                21

                     PLEDGE AND SECURITY AGREEMENT

               This PLEDGE AND SECURITY AGREEMENT (this
     "Agreement"), dated as of December 10, 1997, among NRGG FUNDING INC., a Delaware corporation ("NRGG FUNDING"), NRG MORRIS INC., a Delaware corporation ("NRGMI"), and THE CHASE MANHATTAN BANK, as Collateral Agent (as defined below) and grantee hereunder for the benefit of the Secured Parties (as defined below).
     NRGG Funding and NRGMI are sometimes referred to herein collectively as the "Pledgors" and each individually as a "Pledgor."


                         W I T N E S S E T H :

               WHEREAS, NRG (Morris) Cogen, LLC, a Delaware limited liability company (the "Borrower") entered into the Construction and Term Loan Agreement, dated as of September 15, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the banks party thereto (the "Banks"), The Chase Manhattan Bank, as agent for the Banks (in such capacity, the "Agent Bank"), and The Chase Manhattan Bank, as collateral agent for the Banks and the Agent Bank (in such capacity, the "Collateral Agent" and, collectively with the Banks and the Agent Bank, the "Secured Parties"), pursuant to which the Banks make construction and term loans and other extensions of credit to the Borrower;

               WHEREAS, NRG Energy, Inc. ("NRG Energy"), NRGMI and the Collateral Agent entered into the Pledge and Security Agreement, dated as of September 15, 1997 (the "Original Pledge Agreement"), pursuant to which NRG Energy and NRGMI granted a security interest in the Pledged Collateral (as defined therein) to the Collateral Agent to secure the Borrower's obligations under the Credit Agreement;

               WHEREAS, pursuant to the Membership Interest Purchase Agreement, dated as of December 10, 1997 (the "Purchase
     Agreement"), between NRGG Funding and NRG Energy, NRGG Funding will purchase all of NRG Energy's membership interests in the Borrower;

               WHEREAS, upon execution and delivery of the Purchase Agreement, the Pledgors together will own one hundred percent (100%) of the membership interests in the Borrower and, accordingly, will benefit from the extensions of credit made by the Banks to the Borrower under the Credit Agreement;

               WHEREAS, it is a condition precedent to (i) obtaining the consent of the Collateral Agent and the Agent Bank to the form and substance of the Purchase Agreement and (ii) to the Banks continuing to extend credit to the Borrower under the Credit Agreement that the Pledgors execute and deliver this Agreement;

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgors hereby agree with the Collateral Agent as follows:


                               ARTICLE 1
               DEFINED TERMS; PRINCIPLES OF CONSTRUCTION

          Section 1.1 Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

               (b) The following terms shall have the following respective meanings:

               "Expenses" shall have the meaning ascribed thereto in
     Section 6.16(a).

               "Financing Statement" shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant applicable Law.

               "Indemnitee" shall have the meaning ascribed thereto in Section 6.16(a).

               "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of NRG (Morris) Cogen, LLC, dated December 10, 1997, between the Pledgors, and all amendments, modifications and supplements thereto and restatements thereof made in accordance with Section 4.6.

               "LLC Interests" shall have the meaning ascribed thereto in Section 2.1(a)(i).

               "NRG Energy Lien" shall have the meaning ascribed thereto in Section 3.1.

               "Permitted Liens" shall mean: (a) Liens granted pursuant to this Agree ment; (b) Liens granted pursuant to the Subordinated Pledge Agreement; (c) Liens (other than any Lien imposed by ERISA) in connection with workmen's compensation, unemployment insurance or other social security or pension obligations; (d) Liens for taxes not yet delinquent or, if delinquent, which are subject to a Contest; and (e) attachment or judgment Liens, provided that (i) the existence of such Liens could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 3.2) and (ii) such Liens are discharged within thirty (30) days of the creation thereof.

               "Pledged Collateral" shall have the meaning ascribed thereto in Section 2.1(a).

               "Secured Obligations" shall mean (i) the Obligations and (ii) the Pledgors' obligations hereunder.

               "Securities Act" shall have the meaning ascribed thereto in Section 5.2(b).

               "Subordinated Pledge Agreement" shall mean the Subordinated Pledge and Security Agreement, dated as of the date hereof, among the Pledgors and NRG Energy.

          Section 1.2 Principles of Construction. Unless otherwise expressly provided herein, the principles of construction set forth in Section 1.4 of the Credit Agreement shall apply to this Agreement.


                               ARTICLE 2
                                PLEDGE

          Section 2.1 Pledged Collateral. (a) As collateral security for the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, each Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a first priority security interest in the following, whether now existing or hereafter from time to time acquired (collectively, the "Pledged Collateral"):

                    (i) all of such Pledgor's membership interests in the Borrower (such Pledgor's "LLC Interests") and all of such Pledgor's rights to acquire membership interests in the Borrower in addition to or in exchange or substitution for such Pledgor's LLC Interests;

                    (ii) all of such Pledgor's rights, privileges, authority and powers as a member of the Borrower under the LLC Agreement;

                    (iii) all certificates or other documents (if any) representing any and all of the foregoing in clauses
          (i) and (ii);

                    (iv) all dividends, distributions, cash, securities, instruments and other property of any kind to which such Pledgor may be entitled in its capacity as a member of the Borrower by way of distribution, return of capital or otherwise;

                    (v) any other claim which such Pledgor now has or may in the future acquire in its capacity as a member of the Borrower against the Borrower and its property; and

                    (vi) all proceeds, products and accessions of and to any of the property described in the preceding clauses (i) through (v).

               (b) As used herein, the term "proceeds" shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Pledged Collateral, or any proceeds thereof, is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any of the Pledged Collateral or any proceeds thereof.

          Section 2.2  Pledgors' Rights.

               (a) Distributions. Unless an Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to receive and retain any and all distributions paid in respect of the Pledged Collateral in compliance with the terms of the Credit Agreement; provided, however, that any and all

                    (i) distributions paid or payable in respect of any Pledged Collateral (whether paid in cash, securities or other property) in connection with (A) any partial or total liquidation or dissolution of the Borrower, (B) any distribution of capital of the Borrower, (C) any recapitalization or reclassification of the capital of the Borrower or (D) any reorganization of the Borrower, and

                    (ii) all property (whether cash, securities or other property) paid, payable or otherwise distributed in redemption of, or in exchange for, the property described in clause (i) immediately above, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by either of the Pledgors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). All cash and cash equivalents received by the Collateral Agent pursuant to the preceding sentence shall be deposited in the appropriate Project Account in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to receive the distributions which they would otherwise be authorized to receive and retain pursuant to this clause (a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions; provided that, notwithstanding anything herein to the contrary, if such Event of Default is cured or waived in accordance with the terms of the Credit Agreement, any such distribution previously paid to the Collateral Agent shall, upon request of the relevant Pledgor, be returned to such Pledgor.

               (b) Other Rights. Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other rights with respect to such Pledgor's LLC Interests; provided, however, that no vote shall be cast, right exercised or other action taken which could impair the Pledged Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Transaction Document. Upon the occurrence and during the continuance of an Event of Default, all voting and other rights of each Pledgor with respect to such Pledgor's LLC Interests which such Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.

               (c) Turnover. All distributions and other amounts which are received by any Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section 2.3 Secured Parties Not Liable. Notwithstanding any other provision contained in this Agreement, the Pledgors shall remain liable under the LLC Agreement to observe and perform all of the conditions and obligations to be observed and performed by the Pledgors thereunder. None of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees or agents be obligated in any manner to (a) perform any of the obligations of either Pledgor under or pursuant to the LLC Agreement or any other agreement to which either Pledgor is a party, (b) make any payment or to inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (d) take any other action whatsoever with respect to the Pledged Collateral.

          Section 2.4 Attorney-in-Fact. (a) Each Pledgor hereby appoints the Collateral Agent, on behalf of the Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, at such Pledgor's cost and expense, from time to time in the Collateral Agent's reasonable discretion (as directed by the Agent Bank, acting in accordance with the Credit Agreement) to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to such Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; provided, however, that the Collateral Agent will not exercise its powers under this Section 2.4 unless an Event of Default has occurred and is continuing (except that the Collateral Agent may at any time, in the name of either Pledgor or in its own name, prepare, sign and file any Financing Statement for the purpose of perfecting the security interest granted hereunder).

               (b) Each Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. Each Pledgor hereby acknowledges and agrees that in acting pursuant to the power-of-attorney granted in clause (a) immediately above, the Collateral Agent shall be acting in its own interest and on behalf of the Secured Parties, and each Pledgor acknowledges and agrees that the Collateral Agent and the other Secured Parties shall have no fiduciary duties to such Pledgor and such Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

          Section 2.5 Collateral Agent May Perform. If either Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by such Pledgor under Section 6.16; provided that if an Event of Bankruptcy shall have occurred with respect to such Pledgor, the notice described in this Section 2.5 shall not be required and shall be deemed to have been delivered upon the failure of such Pledgor to perform such agreement.

          Section 2.6 Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for () ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or () taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          Section 2.7 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Collateral Agent);

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

               (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

               (d) any other circumstance (other than the indefeasible payment in full of the Secured Obligations in cash or cash equivalents and/or application of the purchase price of any or all of the Pledged Collateral purchased by the Collateral Agent pursuant to Section 5.3) which might otherwise constitute a defense avail able to, or a discharge of, the Pledgors.


                               ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS

          Each Pledgor represents and warrants as follows, which representations and warranties shall survive the execution and delivery of this Agreement and the making and repayment of the Secured Obligations; provided that (i) prior to the effective date of this Agreement, such representations and warranties shall be made by the Pledgors on a several basis, and (ii) on and after the effective date of this Agreement, such representations and warranties shall be made by the Pledgors on a joint and several basis:

          Section 3.1 Ownership of Pledged Collateral; Other Financing Statements. Such Pledgor is the sole legal and beneficial owner of the Pledged Collateral pledged by it hereunder free and clear of any Lien other than (a) the Lien created pursuant to this Agreement and (b) the subordinated Lien (the "NRG Energy Lien") created in favor of NRG Energy pursuant to the Subordinated Pledge Agreement. No security agreement, Financing Statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed (x) in favor of the Collateral Agent pursuant to this Agreement or (y) in favor of NRG Energy pursuant to the Subordinated Pledge Agreement.

          Section 3.2 Due Incorporation; Qualification. Such Pledgor is a corporation duly organized and validly existing under the Laws of the State of Delaware, and is qualified to own property and transact business in every jurisdiction where the ownership of its property and the nature of its business as currently conducted and as contemplated to be conducted requires it to be qualified, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect (as herein defined). For purposes of this Section 3.2, "Material Adverse Effect" shall mean a material adverse effect on any of (i) the operations, business, financial condition or property of NRGG Funding and its subsidiaries on a consolidated basis, (ii) the ability of either Pledgor to perform in a timely manner its material obligations under this Agreement or any other Transaction Document to which it is a party, (iii) the rights and interests of the Banks, the Agent Bank and the Collateral Agent under the Transaction Documents or (iv) the value of the Pledged Collateral or the validity or priority of the security interests therein granted to the Collateral Agent.

          Section 3.3 Authority; Authorization, Execution and Delivery; Enforceability. Such Pledgor has full power, authority and legal right to enter into this Agreement and to perform its obligations hereunder and to pledge all of the Pledged Collateral pledged by it pursuant to this Agreement. The pledge of such Pledged Collateral pursuant to this Agreement has been duly authorized by such Pledgor. This Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 3.4 Consents; Governmental Approvals. No consent of any other party (including, without limitation, stockholders or creditors of such Pledgor) and no Governmental Approval is required which has not been obtained either (a) for the execution, delivery and performance by such Pledgor of this Agreement, (b) for the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement, or (c) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          Section 3.5 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which such Pledgor is a party will not (i) require any consent or approval of the Board of Directors of such Pledgor which has not been obtained, (ii) violate the provisions of such Pledgor's Certificate of Incorporation or By-laws, (iii) violate the provisions of any Law (including, without limitation, any usury Laws), regulation or order of any Governmental Authority applicable to such Pledgor, (iv) result in a breach of or constitute a default under any material agreement relating to the management or affairs of such Pledgor, or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Pledgor is a party or by which such Pledgor or any of its material properties may be bound or (v) result in or create any Lien (other than Permitted Liens) under, or require any consent which has not been obtained under, any indenture or loan or credit agreement or any other material agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority binding upon such Pledgor or the Borrower or any of their respective properties.

          Section 3.6 Litigation. No Event of Bankruptcy has occurred with respect to such Pledgor and there is no action, suit or proceeding at Law or in equity or by or before any Governmental Authority, arbitral tribunal or other body now pending against such Pledgor or, to the best knowledge of such Pledgor, threatened against such Pledgor which questions the validity or legality of or seeks damages in connection with this Agreement or any other Transaction Document to which such Pledgor is a party.

          Section 3.7 Necessary Filings. Upon the filing with the Minnesota Secretary of State of all necessary Financing Statements executed by the Pledgors in favor of the Collateral Agent with respect to the Pledged Collateral, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Pledgor to the Collateral Agent hereby in respect of the Pledged Collateral shall have been accomplished and the security interest granted by such Pledgor to the Collateral Agent pursuant to this Agreement in the Pledged Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers.

          Section 3.8 Compliance with Laws. Such Pledgor has been in the past and is in current compliance with all applicable Laws () in respect of the conduct of its business and the ownership of its property, () in connection with the procurement of any Transaction Document to which it is a party and () in connection with the execution, delivery and performance of any Transaction Document to which it is a party, except in each case where such Pledgor's failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          Section 3.9 No Defaults. Such Pledgor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions applicable to such Pledgor contained in any Transaction Document to which it is a party.

          Section 3.10 Chief Executive Office. (a) The chief executive office of NRGG Funding and the office where NRGG Funding keeps its records concerning the Borrower and the Project and all contracts relating thereto is located at:

          1221 Nicollet Mall, Suite 610

          Minneapolis, MN 55403.

          (b) The chief executive office of NRGMI and the office where NRGMI keeps its records concerning the Borrower and the Project and all contracts relating thereto is located at:

          1221 Nicollet Mall, Suite 610
          Minneapolis, MN 55403.


                               ARTICLE 4
                       COVENANTS OF THE PLEDGORS

          Each Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.3:

          Section 4.1 Transfer of Interests. (a) Such Pledgor shall not sell or otherwise dispose of the Pledged Collateral or any interest therein without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting upon the instructions of the Required Banks); provided, however, that such Pledgor may, without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting upon the instructions of the Required Banks), sell, together with any sale of LLC Interests made by the other Pledgor pursuant to this provisio, less than or equal to ten percent (10%) of its LLC Interests to the Energy Purchaser within one hundred twenty (120) days after the Closing Date pursuant to Section 19.5 of the Energy Services Agreement if
     (i) such sale does not cause a Default or an Event of Default under the Credit Agreement and (ii) such sale is consummated under documentation that is acceptable in form and substance satisfactory to the Collateral Agent and the Agent Bank and which causes the Energy Purchaser to pledge its membership interests in the Borrower so purchased to the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations; provided that no sale of LLC Interests shall be permitted under this clause (a) unless NRGG Funding remains obligated under the Equity Commitment Agreement, dated as of September 15, 1997, among NRG Energy, the Borrower and the Collateral Agent, as assumed by NRGG Funding pursuant to the Assignment and Assumption Agreement, dated as of the date hereof, between NRG Energy and NRGG Funding.

               (b) If either Pledgor transfers all of its LLC Interests pursuant to any transfer permitted under clause (a) of this Section 4.1, then the Secured Parties, upon the request and at the expense of such Pledgor, shall execute and deliver all such documentation reasonably necessary to release such Pledgor from the terms of this Agreement.

          Section 4.2 No Other Liens. Such Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral against and shall take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral (other than Permitted Liens), and shall defend the right, title and interest of the Collateral Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

          Section 4.3 Maintenance of Existence. Such Pledgor shall preserve and maintain its legal existence as a corporation in good standing under the Laws of the State of Delaware; provided that NRGMI shall be permitted to merge into NRGG Funding if, in connection with such merger, NRGG Funding and NRGMI execute such documentation as is reasonably necessary to continue the Lien of the Collateral Agent on the Pledged Collateral.

          Section 4.4 Compliance with Laws; Governmental Approvals. Such Pledgor (i) shall comply with all Laws and (ii) shall obtain, maintain and comply with all Governmental Approvals as shall now or hereafter be necessary under applicable Law, rule or regulation, in each case in connection with the making and performance by such Pledgor of any material provision of the Transaction Documents to which it is a party, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect (as defined in Section 3.2).

          Section 4.5 Payment of Taxes. Such Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could reasonably be expected to become a Lien (other than a Permitted
     Lien) upon the Pledged Collateral, unless such matters are subject to a Contest. Such Pledgor will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

          Section 4.6 Amendment of LLC Agreement. Such Pledgor shall not, without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting upon the instructions of the Required Banks), agree to or permit (a) the cancellation or termination of the LLC Agreement, except upon the expiration of the stated term thereof or (b) any amendment, supplement, or modification of, or waiver with respect to any of the provisions of, the LLC Agreement (except with respect to (x) any sale of LLC Interests in accordance with Section 4.1 or
     (y) with the prior written consent of the Collateral Agent and the Agent Bank (which consent shall not be unreasonably withheld), any amendment that could not reasonably be expected to have an adverse effect on any of the rights of any of the Secured Parties under this Agreement).

          Section 4.7 Chief Executive Office. Such Pledgor shall not establish a new location for its chief executive office or change its name until (i) it has given to the Collateral Agent not less than thirty (30) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          Section 4.8 Supplements; Further Assurances. Such Pledgor shall at any time and from time to time, at the expense of such Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          Section 4.9 Certificated Interests. If such Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of or in exchange for the Pledged Collateral or any part thereof, or otherwise, such Pledgor shall accept any such certificate, instrument, option or rights as the Collateral Agent's agent, shall hold them in trust for the Collateral Agent and shall deliver them forthwith to the Collateral Agent in the exact form received, with such Pledgor's endorsement when necessary or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by the Collateral Agent, an additional pledge agreement or security agreement executed and delivered by such Pledgor, all in form and substance satisfactory to the Collateral Agent, to be held by the Collateral Agent, subject to the terms hereof, as further collateral security for the Secured Obligations.

          Section 4.10 Records; Statements and Schedules. Such Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral, including, but not limited to, records of all payments received with respect thereto, and such Pledgor shall make the same available to the Collateral Agent and the other Secured Parties for inspection at such Pledgor's chief executive office, at such Pledgor's own cost and expense, at any and all times upon demand. Such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          Section 4.11 Improper Distributions. Notwithstanding any other provision contained in this Agreement, such Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are expressly permitted by the terms of this Agreement and the Credit Agreement.

          Section 4.12 Bankruptcy. Such Pledgor shall not authorize or permit the Borrower to make a general assignment for the benefit of the Borrower's creditors. Such Pledgor shall not commence or join with any other Person (other than the Collateral Agent) in commencing any proceeding against the Borrower under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.


                               ARTICLE 5
             EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

          Section 5.1 Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement) may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in any relevant jurisdiction and all other rights and remedies available at Law or in equity.

          Section 5.2 Sale of Pledged Collateral. (a) Without limiting the generality of Section 5.1, the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement) may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent's Office or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may reasonably deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and the Pledgors hereby waive (to the extent permitted by Law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. The Pledgors agree that, to the extent notice of sale shall be required by Law, at least ten (10) days' notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities Laws, the Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. The Pledgors hereby waive any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

               (b) The Pledgors recognize that the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement) may elect to sell all or a part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act")), and the Pledgors and the Collateral Agent agree that such private sales shall be made in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act.

          Section 5.3 Purchase of Pledged Collateral. The Collateral Agent may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

          Section 5.4 Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with the relevant provisions of the Credit Agreement. For avoidance of doubt, it is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of proceeds of the Pledged Collateral and the aggregated amount of the Secured Obligations.

          Section 5.5 Expenses. The Pledgors shall upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, and any transfer taxes, in each case payable upon sale of the Pledged Collateral, which the Collateral Agent may incur in connection with () the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral pursuant to the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (b) the failure by the Pledgors to perform or observe any of the provisions hereof, together with interest thereon from the date of demand at the rate per annum equal to the Base Rate plus the Applicable Margin plus two percent (2%). Any amount payable by the Pledgors pursuant to this Section 5.5 shall be payable on demand and shall constitute Secured Obligations secured hereby.


                               ARTICLE 6
                       MISCELLANEOUS PROVISIONS

          Section 6.1 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the United States mail, postage prepaid, or, in the case of telex notice, when answerback is received, or, in the case of telecopy notice, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto; provided that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

          Section 6.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged
     Collateral until the release thereof pursuant to Section 6.3.

          Section 6.3 Release. Upon the indefeasible payment in full of the Secured Obligations in cash or cash equivalents and/or application of the purchase price of any or all of the Pledged Collateral purchased by the Collateral Agent pursuant to Section 5.3, the Collateral Agent, upon the request, and at the expense, of the Pledgors, shall execute and deliver all such documentation necessary to release the security interest created pursuant to this Agreement.

          Section 6.4 Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Pledgors or the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, either of the Pledgors or the Borrower or any substantial part of either of the Pledgors' or the Borrower's assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

          Section 6.5 Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgors hereby waive their rights to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Pledgors or from any third party and/or release such security without notifying the Pledgors and without affecting in any way the obligations of the Pledgors under the Security Documents or the other Transaction Documents. The Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement) shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

          Section 6.6 Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgors therefrom, shall in any event be effective without the prior written consent of the Collateral Agent and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 6.7 Successors and Assigns. This Agreement shall be binding upon the Pledgors and their respective successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns (subject to Section 11.4 of the Credit Agreement). Subject to Section 4.1, the Pledgors may not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the written consent of the Collateral Agent.

          Section 6.8 Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Banks and the Agent Bank and their respective successors and assigns.

          Section 6.9 Survival. All agreements, statements, representations and warranties made by the Pledgors herein or in any certificate or other instrument delivered by the Pledgors or on their behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this Agreement and the other Transaction Documents until termination thereof or the indefeasible payment in full in cash or cash equivalents of all of the Secured Obligations regardless of any investigation made by the Collateral Agent or the Secured Parties, or made on their behalf.

          Section 6.10 No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between the Pledgors and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

          Section 6.11  Counterparts.  This Agreement may be
     executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 6.12 Headings Descriptive. The headings of the several Sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 6.13 Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 6.14 Governing Law; Submission to Jurisdiction and Venue; Waiver of Jury Trial. (a) This Agreement is a contract made under the Laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the Laws of such State without regard to the conflict of Law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

               (b) Any legal action or proceeding against the Pledgors with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgors agree that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Pledgors and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each Pledgor hereby irrevocably designates, appoints and empowers CT Corporation System, with its offices as of the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Pledgors further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Pledgor at its address referred to in Section 6.1, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Pledgors in any other jurisdiction.

               (c) The Pledgors hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to in clause (b) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d) WITH REGARD TO THIS AGREEMENT, THE PLEDGORS AND THE
     COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

          Section 6.15 Entire Agreement. This Agreement, together with any other agree ment executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 6.16 Indemnity. (a) Each Pledgor agrees to indemnify, reimburse and hold the Collateral Agent and the other Secured Parties and their respective officers, directors, employees, and agents (each individually, an "Indemnitee," and collectively, "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and disbursements) (such expenses, for purposes of this Section 6.16, hereinafter "Expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to this Agree-ment or the Pledged Collateral and arising out of (i) this Agreement or the documents executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby, or the enforcement of any of the terms hereof, or the preservation of any rights hereunder,
     (ii) the ownership, purchase, delivery, control, acceptance, financing, possession, condition, sale, return or other disposition, or use of, the Pledged Collateral (including, without limitation, latent or other defects, whether or not discoverable), (iii) the violation of any Laws, (iv) any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person including any Indemnitee) or property damage, or (v) any contract claim, excluding in all cases those Expenses, claims and liabilities finally judicially determined to have arisen solely from the gross negligence or willful misconduct of any Indemnitee. Each Indemnitee agrees to use its best efforts to promptly notify such Pledgor of any assertion of any such liability, damage, injury, penalty, claim, demand, action, judgment or suit of which such Indemnitee has knowledge. In case any action, suit or proceeding shall be brought against any Indemnitee for which the Indemnitee is indemnified under this clause (a), such Indemnitee shall notify the relevant Pledgor of the commencement thereof, and such Pledgor shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that such Pledgor desires to, assume and control the defense thereof; provided, however, that such Pledgor shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding; and provided, further, that such Pledgor shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) (i) such action, suit or proceeding involves any risk of imposition of criminal liability or (ii) such action, suit or proceeding involves any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Pledged Collateral or any part thereof, unless, in the case of this clause (x) (ii), such Pledgor shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest,
     (B) such proceeding involves Expenses not fully indemnified by such Pledgor which such Pledgor and the Indemnitee have been unable to sever from the indemnified Expense(s), (C) a Default or an Event of Default has occurred and is continuing or (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Transaction Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by such Pledgor. The Indemnitee, on the one hand, and such Pledgor, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the other in accordance with the foregoing. Each Indemnitee shall at such Pledgor's expense supply such Pledgor with such information and documents reasonably requested by such Pledgor as are necessary or advisable for such Pledgor to participate in any action, suit or proceeding to the extent permitted by this clause (a). Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Expense which is entitled to be indemnified under this clause (a) without the prior written consent of the relevant Pledgor, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this clause (a) with respect to such Expense. In addition, if an Indemnitee, in violation of either Pledgor's right to assume and control the defense of any Expense, refuses to permit such Pledgor to control the defense after written demand by such Pledgor for such control, such Indemnitee waives its right to be indemnified under this clause (a) with respect to such Expense. Upon payment in full of any Expense by either Pledgor pursuant to this clause (a) to or on behalf of an Indemnitee, such Pledgor without any further action shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with such Pledgor and give such further assurances as are necessary or advisable to enable such Pledgor vigorously to pursue such claims. The obligations and rights of each Pledgor under this
     Section 6.16 shall survive the repayment of all Secured Obligations and the termination of this Agreement.

               (b) Without limiting the application of clause (a) immediately above, each Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all fees, costs and Expenses of whatever kind or nature incurred in connection with the creation, preservation, protection or validation of the Collateral Agent's Liens on, and security interest in, the Pledged Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Lien upon or in respect of the Pledged Collateral, premiums for insurance with respect to the Pledged Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral.

               (c) Without limiting the application of clause (a) immediately above, each Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and Expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any failure of such Pledgor to comply with its obligations under this Agreement, or any misrepresentation by such Pledgor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

               (d) If and to the extent that the obligations of the Pledgors under this Section 6.16 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

               (e) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement, together with interest on such amounts from the date paid until reimbursement in full at a rate per annum equal at all times to the Base Rate plus the Applicable Margin plus two percent (2%), shall constitute Secured Obligations secured by the Pledged Collateral.

          Section 6.17 Independent Obligations. The Pledgors' obligations under this Agreement are independent of those of the Borrower. The Collateral Agent may bring a separate action against the Pledgors without first proceeding against the Borrower or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

          Section 6.18 Waiver of Defenses. The Pledgors hereby waive: (a) any defense of a statute of limitations; (b) any defense based on the legal disability of the Borrower or any discharge or limitation of the liability of the Borrower to the Collateral Agent or the Secured Parties, whether consensual or arising by operation of law; (c) presentment, demand, protest and notice of any kind; and (d) any defense based upon or arising out of any defense (other than the indefeasible payment in full in cash or cash equivalents of the Secured Obligations) which the Borrower may have to the payment or performance of any part of the Secured Obligations.

          Section 6.19 Subrogation, Etc. Notwithstanding any payment or payments made by the Pledgors or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Financing Document, until the Secured Obligations have been indefeasibly paid in full in cash or cash equivalents, the Pledgors shall have no claim (as defined in 11 U.S.C. 101(5)) of subrogation to any of the rights of the Collateral Agent against the Borrower, the Pledged Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Pledgors have any claims (as defined in 11 U.S.C. 101(5)) for reimbursement, indemnity, exoneration or contribution from the Borrower in respect of payments made by the Pledgors hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgors on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Pledgors in trust for the Collateral Agent segregated from other funds of the Pledgors, and shall be turned over to the Collateral Agent in the exact form received by the Pledgors (duly endorsed by the Pledgors to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent (as directed by the Agent Bank, acting in accordance with the Credit Agreement) may elect.

          Section 6.20 Joint and Several Liability. Prior to the effective date of this Agreement, the obligations of the Pledgors hereunder shall be several and not joint. On and after the effective date of this Agreement, the obligations of the Pledgors under this Agreement shall be joint and several.

          Section 6.21 Recourse Limited to Collateral. Notwithstanding anything herein to the contrary, including, without limitation, Section 6.16, the Collateral Agent acknowledges and agrees on behalf of itself and each Secured Party, that neither of the Pledgors, nor any past or present shareholder, officer, employee, servant, controlling Person, executive, director, agent or authorized representative or Affiliate (other than the Borrower) of either of the Pledgors, shall be personally liable for any deficiency in the payment or satisfaction of the Secured Obligations and that the sole recourse of the Collateral Agent and each Secured Party for payment and performance of the obligations of the Pledgors hereunder shall be to the Pledged Collateral. This provision shall not be deemed to waive any cause of action the Collateral Agent or any Secured Party may have against the Pledgors for their nonperformance or against any Person for fraud or willful misconduct by such Person.


     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.


                              NRGG FUNDING INC.

                                                       By:  /s/
                                   Timothy P. Hunstad
                                   Name: Timothy P. Hunstad
                                   Title:  VP-CFO

                              Address for Notices:
                              1221 Nicollet Mall, Suite 610
                              Minneapolis, MN 55403


                              NRG MORRIS INC.

                              By:  /s/ Craig Mataczynski
                                   Name: Craig Mataczynski
                                   Title:  President

                              Address for Notices:
                              1221 Nicollet Mall, Suite 610
                              Minneapolis, MN 55403


                              THE CHASE MANHATTAN BANK,
                              as Collateral Agent

                              By:  /s/ Annette M. Marsula
                                   Name: Annette M. Marsula
                                   Title:  Assistant Vice President

                              Address for Notices:
                              450 West 33rd Street, 15th Floor
                                       New York, NY 10001